Exhibit 23(A)




                          CONSENT OF INDEPENDENT ACCOUNTANTS




               We consent to the incorporation by reference in the registration statements of General Public Utilities Corporation on Forms S-8 (File Nos. 33-32326, 33-42078, 33-34661, 33-32327,
          33-51037, 33-32328 and 33-51035) and Forms S-3 (File No.
          33-30765) of our report dated February 1, 1995, on our audits of the consolidated financial statements and financial statement schedule of General Public Utilities Corporation and Subsidiaries as of December 31, 1994 and 1993, and for each of the three years in the period ended December 31, 1994, which report is included in this Annual Report on Form 10-K, for the year ended December 31, 1994. Our report on such audits contains explanatory paragraphs related to certain contingencies which have resulted from the accident at Unit 2 of the Three Mile Island Nuclear Generating Station; the adoption of the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes," and the provisions of SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions" in 1993.




                                        COOPERS & LYBRAND L.L.P.



          New York, New York
          March 9, 1995